Exhibit 99.1

BROAD STREET REALTY, INC. ANNOUNCES ANNUAL STOCKHOLDERS’ MEETING

RESTON, VA, April 11, 2024 /PRNewswire/ —Broad Street Realty, Inc. (OTCQX:BRST) today announced that its annual meeting of stockholders will take place on May 29, 2024, at 11:00 a.m. Eastern Time. The annual meeting of stockholders will be held in a virtual-only format via live webcast. Instructions for accessing the webcast will be included in Broad Street’s definitive proxy statement relating to the annual meeting of stockholders. The close of business on April 12, 2024 is the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting of stockholders and any adjournments or postponements of the annual meeting of stockholders.

About Broad Street Realty, Inc.

Broad Street Realty, Inc. is a fully integrated and self-managed real estate company that owns, operates, develops, and redevelops primarily essential grocery-anchored shopping centers and mixed-use properties located in densely populated technology employment hubs and higher education centers within the Mid-Atlantic, Southeast and Colorado markets. Broad Street is also a market-leading commercial real estate services firm that delivers cost-effective solutions for office, industrial and retail clients.